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                                                                EXHIBIT (8)(BBB)

                   AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT

     BETWEEN EATON VANCE MUTUAL FUNDS TRUST, EATON VANCE DISTRIBUTORS, INC.
                   AND ML LIFE INSURANCE COMPANY OF NEW YORK

      THIS AMENDMENT, effective as of May 1, 2007, by and among Eaton Vance Mutual Funds Trust, a Massachusetts business trust, (the "Trust") and Eaton Vance Distributors, Inc., a Massachusetts company (the "Underwriter") and ML Life Insurance Company of New York, a New York life insurance company (the "Company");

                                   WITNESSETH:

      WHEREAS, the Trust, the Underwriter and the Company heretofore entered into a Participation Agreement dated March 1, 2005, (the "Agreement"), with regard to separate accounts established for variable life insurance and/or variable annuity contracts offered by the Company; and

      WHEREAS, the Trust, the Underwriter, and the Company desire to amend Schedule B to the Agreement in accordance with the terms of the Agreement.

      NOW, THEREFORE, in consideration of the above premises, the Trust, the Underwriter and the Company hereby agree:

      1.    Amendment.

            (a) Schedule B to the Agreement is amended in its entirety and is replaced by the Schedule B attached hereto;

            (b) Article X Notices of the Agreement is hereby amended as follows:

            If to the Company:    Barry G. Skolnick, Esquire
                                  Senior Vice President & General Counsel
                                  1700 Merrill Lynch Drive, 3rd Floor
                                  Pennington, New Jersey 08534

      2. Effectiveness. This amended Agreement shall be effective as of the date first above written.

      3. Continuation. Except as set forth above, the Agreement shall remain in full force and effective in accordance with its terms.

      4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original.


                     (Signatures located on following page)


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      IN WITNESS WHEREOF, the Trust, the Underwriter and the Company have caused the Amendment to be executed by their duly authorized officers effective as of the day and year first above written.


EATON VANCE MUTUAL                        ML LIFE INSURANCE COMPANY
FUNDS TRUST                               OF NEW YORK

By: _________________________________     By: __________________________________
Name: _______________________________     Name: Kirsty Lieberman
Title: ______________________________     Title: Vice President & Senior Counsel
Date: _______________________________     Date: ________________________________



EATON VANCE DISTRIBUTORS, INC.

By: _________________________________
Name: _______________________________
Title: ______________________________
Date: _______________________________


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                                   Schedule B

FUNDS AVAILABLE UNDER THE CONTRACTS

Eaton Vance Floating-Rate Fund -- Class A Shares
Eaton Vance Large Cap Value Fund -- Class A Shares


SEPARATE ACCOUNTS UTILIZING THE FUNDS

ML of New York Variable Annuity Separate Account D


CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

Merrill Lynch Investor ChoiceSM Annuity -- IRA Series




As of May 1, 2007